EXHIBIT 12.1
Ratio of Earnings to Fixed Charges
(amounts in thousands other than ratios)

	Successor				Predecessor
	For the three months ended March 27, 2015	For the Fiscal Year Ended		For the period September 8, 2012 through December 28, 2012	For the period December 31, 2011 through September 7, 2012	For the fiscal year ended December 30, 2011
		December 26, 2014	December 27, 2013
Earnings:
Income (loss) before income taxes	$(6,260)	$(78,038)	$(17,187)	$(38,947)	$24,208	$61,511
Fixed charges (from below)	16,521	73,166	76,554	23,270	24,293	35,002
Total earnings (loss)	$10,261	$(4,872)	$59,367	$(15,677)	$48,501	$96,513

Fixed Charges:
Interest expense	$12,867	$59,178	$63,087	$19,773	$16,631	$24,355
Interest in rent expense estimated at 30% of rent expense	3,654	13,988	13,467	3,497	7,662	10,647
Total fixed charges (A)	$16,521	$73,166	$76,554	$23,270	$24,293	$35,002

Ratio of Earnings to Fixed Charges	(B)	(C)	(D)	(E)	2.0	2.8

(A) Preferred security dividends of Interline New Jersey were excluded from fixed charges as preferred stock was held solely by corporate parent. Effective July 1, 2012, preferred stock of Interline New Jersey was canceled and retired.

(B) For three months ended March 27, 2015, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $6.3 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(C) For the fiscal year ended December 26, 2014, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $78.0 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(D) For the fiscal year ended December 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $17.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(E) For the period from September 8, 2012 through December 28, 2012, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $38.9 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
(amounts in thousands other than ratios)

	Successor				Predecessor
	For the three months ended March 27, 2015	For the Fiscal Year Ended		For the period September 8, 2012 through December 28, 2012	For the period December 31, 2011 through September 7, 2012	For the fiscal year ended December 30, 2011
		December 26, 2014	December 27, 2013
Earnings:
Income (loss) before income taxes	$(6,260)	$(78,038)	$(17,187)	$(38,947)	$24,208	$61,511
Fixed charges (from below)	16,521	73,166	76,554	23,270	24,293	35,002
Total earnings (loss)	$10,261	$(4,872)	$59,367	$(15,677)	$48,501	$96,513

Fixed Charges:
Interest expense	$12,867	$59,178	$63,087	$19,773	$16,631	$24,355
Interest in rent expense estimated at 30% of rent expense	3,654	13,988	13,467	3,497	7,662	10,647
Total fixed charges (A)	$16,521	$73,166	$76,554	$23,270	$24,293	$35,002

Preferred dividends (calculated below)	—	—	—	—	—	—

Total combined fixed charges and preferred dividends	$16,521	$73,166	$76,554	$23,270	$24,293	$35,002

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	(B)	(C)	(D)	(E)	2.0	2.8

Surplus (Deficit)	$(6,260)	$(78,038)	$(17,187)	$(38,947)	$24,208	$61,511

Preferred Dividends:
Preferred dividend amount (A)	$—	$—	$—	$—	$—	$—
Tax rate	40.0%	39.7%	63.1%	27.0%	47.0%	38.8%

Preferred dividends	$—	$—	$—	$—	$—	$—

(A) Preferred security dividends of Interline New Jersey were excluded from fixed charges as preferred stock was held solely by corporate parent. Effective July 1, 2012, preferred stock of Interline New Jersey was canceled and retired.

(B) For three months ended March 27, 2015, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $6.3 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(C) For the fiscal year ended December 26, 2014, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $78.0 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(D) For the fiscal year ended December 27, 2013, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $17.2 million to achieve a coverage ratio of 1.0 to 1.0 for this period.

(E) For the period from September 8, 2012 through December 28, 2012, earnings were inadequate to cover fixed charges. The Company would have needed to generate additional earnings of $38.9 million to achieve a coverage ratio of 1.0 to 1.0 for this period.